CSFB

           CREDIT SUISSE FIRST BOSTON

HOME EQUITY ASSET TRUST 2004-4

DERIVED INFORMATION   [5/14/04]

[$525,000,000]

Senior, Mezzanine & Subordinate Bonds Offered

(Approximate)

[$1,100,000,050]

Total Certificates Offered & Non-Offered

Home Equity Pass-Through Certificates, Series 2004-4

Credit Suisse First Boston Mortgage Securities Corp.

Depositor

[TBD]

Trustee

The information contained in the attached materials is referred to as the “Information”.

The Information has been provided by Credit Suisse First Boston.  Neither the Issuer of the certificates nor any of its affiliates makes any representation as to the accuracy or completeness of the Information herein.  The Information contained herein is preliminary and will be superseded by the applicable prospectus supplement and by any other information subsequently filed with the Securities and Exchange Commission.

The Information contained herein will be superseded by the description of the mortgage pool contained in the prospectus supplement relating to the certificates.

The Information addresses only certain aspects of the applicable certificate’s characteristics and thus does not provide a complete assessment.  As such, the Information may not reflect the impact of all structural characteristics of the certificate.  The assumptions underlying the Information, including structure and collateral, may be modified from time to time to reflect changed circumstances.

Although a registration statement (including the prospectus) relating to the certificates discussed in this communication has been filed with the Securities and Exchange Commission and is effective, the final prospectus supplement relating to the certificates discussed in this communication has not been filed with the Securities and Exchange Commission.  This communication shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any offer or sale of the certificates discussed in this communication in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.  Prospective purchasers are referred to the final prospectus and prospectus supplement relating to the certificates discussed in this communication for definitive Information on any matter discussed in this communication.  Any investment decision should be based only on the data in the prospectus and the prospectus supplement (“Offering Documents”) and the then current version of the Information.  Offering Documents contain data that is current as of their publication dates and after publication may no longer be complete or current.  A final prospectus and prospectus supplement may be obtained by contacting the Credit Suisse First Boston Trading Desk at (212) 538-8373.

CSFB

           CREDIT SUISSE FIRST BOSTON

HOME EQUITY ASSET TRUST 2004-4

Statistical Collateral Summary – Aggregate Collateral

All information on the Mortgage Loans is approximate, includes a portion of the prefunding, and is based off of rolled scheduled balances as of the 6/01/04 cutoff date.  Approximately 21.8% of the mortgage loans do not provide for any payments of principal in the first two, three or five years following origination.  The final numbers will be found in the prospectus supplement.   Thirty day delinquencies and sixty day delinquencies will represent less than 1.5% and 0.5% of the Mortgage Loans, respectively.  The Original Loan-to-Value (OLTV) ratio displayed in the tables below employs the Combined Loan-to-Value (CLTV) ratio in the case of second liens.

Total Number of Loans	6,764
Total Outstanding Loan Balance	$1,059,074,479*	Min	Max
Average Loan Current Balance	$156,575	$3,297	$1,000,000
Weighted Average Original LTV	81.1%**
Weighted Average Coupon	7.14%	4.50%	14.15%
Arm Weighted Average Coupon	7.08%
Fixed Weighted Average Coupon	7.38%
Weighted Average Margin	6.32%	1.18%	11.01%
Weighted Average FICO (Non-Zero)	625
Weighted Average Age (Months)	3
% First Liens	98.0%
% Second Liens	2.0%
% Arms	82.0%
% Fixed	18.0%
% of Loans with Mortgage Insurance	0.1%

*

Total collateral will be [$1,100,000,050]

**

Note, for second liens, CLTV is employed in this calculation.

CSFB

           CREDIT SUISSE FIRST BOSTON

HOME EQUITY ASSET TRUST 2004-4

		Total	%
	No of	Scheduled	Scheduled		WA OLTV *
Current Rate (%)	Loans	Balance	Balance	WAC (%)	(%)	WA FICO
0.01 - 5.00	90	23,503,815	2.2	4.87	79.2	678
5.01 - 5.50	218	47,730,907	4.5	5.35	79.5	670
5.51 - 6.00	504	112,565,014	10.6	5.84	79.1	659
6.01 - 6.50	937	187,954,753	17.7	6.32	79.6	647
6.51 - 7.00	1,058	190,772,706	18.0	6.81	80.7	631
7.01 - 7.50	932	149,533,490	14.1	7.31	82.1	611
7.51 - 8.00	973	142,743,749	13.5	7.79	82.9	601
8.01 - 8.50	610	81,924,794	7.7	8.30	82.5	604
8.51 - 9.00	474	60,099,863	5.7	8.77	81.5	587
9.01 - 9.50	233	22,663,941	2.1	9.26	82.9	572
9.51 - 10.00	189	14,691,597	1.4	9.78	83.6	572
10.01 – 10.50	115	8,005,423	0.8	10.31	83.5	575
10.51 – 11.00	86	5,345,099	0.5	10.81	80.2	570
11.01 – 11.50	65	2,958,001	0.3	11.32	83.0	588
11.51 – 12.00	140	3,771,853	0.4	11.83	89.1	600
12.01 – 12.50	83	2,732,245	0.3	12.40	95.0	623
12.51 – 13.00	32	1,246,009	0.1	12.77	91.3	638
13.01 – 13.50	21	677,312	0.1	13.20	99.8	633
13.51 – 14.00	2	90,275	0.0	13.90	100.0	651
14.01 – 14.50	2	63,632	0.0	14.15	100.0	627
Total:	6,764	1,059,074,479	100	7.14	81.1	625

*     Note, for second liens, CLTV is employed in this calculation.

		Total	%
	No of	Scheduled	Scheduled		WA OLTV*
FICO	Loans	Balance	Balance	WAC (%)	(%)	WA FICO
Unavailable	3	305,296	0.0	7.48	57.8	0
476 – 500	13	2,022,932	0.2	8.21	73.6	500
501 – 525	317	45,770,863	4.3	8.48	74.2	515
526 – 550	543	78,542,682	7.4	8.01	75.2	538
551 – 575	708	95,571,314	9.0	7.85	79.5	563
576 – 600	1,035	145,588,330	13.7	7.36	82.3	588
601 – 625	1,107	158,342,547	15.0	7.11	82.5	614
626 – 650	1,212	192,089,764	18.1	6.88	81.7	638
651 – 675	754	130,877,982	12.4	6.61	82.0	662
676 – 700	509	99,162,325	9.4	6.71	82.5	687
701 – 725	246	47,702,677	4.5	6.59	84.2	712
726 – 750	192	38,797,711	3.7	6.54	83.0	737
751 – 775	83	15,793,968	1.5	6.45	81.6	762
776 – 800	35	7,347,435	0.7	6.29	78.6	787
801 – 825	7	1,158,653	0.1	6.57	77.8	806
Total:	6,764	1,059,074,479	100.0	7.14	81.1	625

*     Note, for second liens, CLTV is employed in this calculation.

CSFB

           CREDIT SUISSE FIRST BOSTON

HOME EQUITY ASSET TRUST 2004-4

		Total	%
	No of	Scheduled	Scheduled		WA OLTV *
Original LTV (%) *	Loans	Balance	Balance	WAC (%)	(%)	WA FICO
<= 50.00	142	18,765,144	1.8	6.96	38.9	608
50.01 - 55.00	65	10,467,035	1.0	7.06	52.9	595
55.01 - 60.00	86	12,878,970	1.2	7.27	58.3	584
60.01 - 65.00	174	26,369,321	2.5	6.95	63.0	607
65.01 - 70.00	282	46,466,008	4.4	7.49	68.6	583
70.01 - 75.00	469	76,080,639	7.2	7.34	74.1	589
75.01 - 80.00	2,992	491,652,043	46.4	6.88	79.8	637
80.01 - 85.00	611	98,160,171	9.3	7.18	84.5	611
85.01 - 90.00	887	157,132,033	14.8	7.16	89.7	619
90.01 - 95.00	461	63,218,613	6.0	7.24	94.8	639
95.01 - 100.00	595	57,884,502	5.5	8.68	99.9	659
Total:	6,764	1,059,074,479	100.0	7.14	81.1	625

*     Note, for second liens, CLTV is employed in this calculation.